UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2008 (February 21, 2008)

EMPLOYERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)
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NEVADA (State or Other Jurisdiction of Incorporation)	001-33245 (Commission File Number)	04-3850065 (I.R.S. Employer Identification No.)
9790 Gateway Drive Reno, Nevada (Address of Principal Executive Offices)		89521 (Zip Code)
Registrant's telephone number including area code: (888) 682-6671
No change since last report (Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition.

On February 26, 2008, Employers Holdings, Inc. (the "Company") issued a press release announcing results for the fourth quarter ended September 30, 2007 and the year end December 31, 2007.  The press release is attached hereto as Exhibit 99.1 and is being furnished, not filed, under Item 2.02 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 8 – Other Information

Item 8.01. Other Events.

On February 26, 2008, the Company announced that its Board of Directors approved a quarterly dividend on its common stock of $0.06 per share.  The dividend is payable on March 27, 2008 to shareholders of record as of March 7, 2008.  Furnished as Exhibit 99.2 and incorporated herein by reference is the press release issued by the Company.

On February 26, 2008, the Company also announced that its Board of Directors authorized management to repurchase up to $100,000,000 worth of the Company's common stock through June 30, 2009.  The Company intends to use this authorization to repurchase shares opportunistically from time to time in open market or private transactions.  The Company has no obligation to repurchase shares under the authorization, and the specific timing and amount of the stock repurchased will vary based on market conditions, securities law limitations and other factors.  Furnished as Exhibit 99.2 and incorporated herein by reference is the press release issued by the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

99.1           Employers Holdings, Inc. press release, dated February 26, 2008.
99.2           Employers Holdings, Inc. press release, dated February 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.

By:	/s/ Lenard T. Ormsby
Name:	Lenard T. Ormsby
Title:	Executive Vice President, Chief
Legal Officer and General Counsel

Dated:  February 26, 2008

Exhibit Index

Exhibit No.	Exhibit
99.1	Employers Holdings, Inc. press release, dated February 26, 2008.
99.2	Employers Holdings, Inc. press release, dated February 26, 2008.